UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 7, 2010 (October 2, 2010)

Coca-Cola Refreshments USA, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	01-09300 (Commission File Number)	58-0503352 (IRS Employer Identification No.)
	One Coca-Cola Plaza Atlanta, Georgia (Address of principal executive offices)	30313 (Zip Code)

Registrant’s telephone number, including area code: (404) 676-2121 Coca-Cola Enterprises Inc. (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01     Completion of Acquisition or Disposition of Assets.

On October 2, 2010, pursuant to the terms of the Business Separation and Merger Agreement, dated as of February 25, 2010 (as amended, the “Merger Agreement”), by and among the The Coca-Cola Company (“TCCC”), Coca-Cola Enterprises Inc. (the “Company”), International CCE Inc. (“New CCE”) and Cobalt Subsidiary LLC, a wholly-owned subsidiary of TCCC (“Merger Sub”), Merger Sub merged with and into the Company, with the Company surviving as a wholly owned subsidiary of TCCC (the “Merger”).  In connection with the Merger, the Company was renamed “Coca-Cola Refreshments USA, Inc.” and New CCE was renamed “Coca-Cola Enterprises, Inc.”

The foregoing summary of the Merger Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibits 2.1 and 2.2 hereto and incorporated herein by reference.

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) on October 1, 2010 of such consummation and requested that the NYSE file with the Securities and Exchange Commission (the “SEC”) a notification of removal from listing on Form 25 to report that the shares of the Company’s common stock are no longer listed on the NYSE.  The NYSE suspended shares of Company common stock from trading before the opening of business on October 4, 2010, and on October 5, 2010, the NYSE filed with the SEC a notification of removal from listing on Form 25 to delist and deregister the shares of Company common stock.  The disclosure under Item 3.03 is incorporated herein by reference.

Item 3.03     Material Modification to Rights of Security Holders.

The stockholders of the Company approved the adoption of the Merger Agreement at the Company’s Special Meeting of Stockholders held on October 1, 2010, and the Merger was consummated on October 2, 2010.

Pursuant to the terms of the Merger Agreement, (1) prior to the consummation of the Merger, the Company consummated a series of “separation transactions” as a result of which the businesses of the Company (other than the Company’s business in the United States, Canada (other than the Company’s Canadian finance company), the British Virgin Islands, the United States Virgin Islands and the Cayman Islands, as well as a substantial majority of the corporate operating segment of the Company) were transferred to New CCE, and (2) Merger Sub merged with and into the Company, with the Company surviving as a wholly owned subsidiary of TCCC.  Under the terms of the Merger Agreement, at the effective time of the Merger, each outstanding share of Company common stock not held by TCCC or any dissenting shareowners was converted into the right to receive one share of New CCE common stock and $10.00 in cash, without interest.

Upon the effective time of the Merger, holders of Company common stock immediately prior to the effective time of the Merger ceased to have any rights as stockholders of the Company (other than their right to receive the merger consideration).  As a result of the Merger, all of the issued and outstanding shares of capital stock of the Company are owned by TCCC.

The foregoing summary of the Merger Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibits 2.1 and 2.2 hereto and incorporated herein by reference.

Item 5.01     Changes in Control of Registrant.

As a result of the Merger, a change of control of the Company occurred, and Merger Sub merged with and into the Company, with the Company surviving as a wholly owned subsidiary of TCCC.  The disclosure under Item 3.03 is incorporated herein by reference.

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Agreements of Certain Officers.

In connection with the Merger, as of the effective time of the Merger, all of the then-current directors and executive officers of the Company resigned and were replaced with directors and executive officers appointed by TCCC.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Upon the effective time of the Merger, the certificate of incorporation of the Company was amended and restated in its entirety.  A copy of the Company’s Amended and Restated Certificate of Incorporation is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Upon the effective time of the Merger, the bylaws of the Company were amended and restated in their entirety. A copy of the Company’s By-Laws which are currently in effect is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
Exhibit 2.1
Business Separation and Merger Agreement, dated as of February 25, 2010, by and among TCCC, the Company , New CCE and Merger Sub (incorporated by reference to Exhibit 2.1 of the TCCC’s Current Report on Form 8-K, filed on March 3, 2010).

Exhibit 2.2
Amendment No. 1, dated as of September 6, 2010, to the Business Separation and Merger Agreement, dated as of February 25, 2010, by and among the TCCC, the Company , New CCE and Merger Sub (incorporated by reference to Exhibit 2.1 of the TCCC’s Current Report on Form 8-K, filed on September 10, 2010).

Exhibit 3.1	Amended and Restated Certificate of Incorporation of the Company.
Exhibit 3.2	By-Laws of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA REFRESHMENTS USA, INC. (REGISTRANT)

Date: October 7, 2010	By:	/s/ Christopher P. Nolan
Name: Christopher P. Nolan Title: Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 2.1
Business Separation and Merger Agreement, dated as of February 25, 2010, by and among TCCC, the Company , New CCE and Merger Sub (incorporated by reference to Exhibit 2.1 of the TCCC’s Current Report on Form 8-K, filed on March 3, 2010).

Exhibit 2.2
Amendment No. 1, dated as of September 6, 2010, to the Business Separation and Merger Agreement, dated as of February 25, 2010, by and among the TCCC, the Company , New CCE and Merger Sub (incorporated by reference to Exhibit 2.1 of the TCCC’s Current Report on Form 8-K, filed on September 10, 2010).

Exhibit 3.1	Amended and Restated Certificate of Incorporation of the Company.
Exhibit 3.2	By-Laws of the Company.